UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2024

KELLY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-1088	38-1510762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

(Address of Principal Executive Offices)

(Zip Code)

(248) 362-4444

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common	KELYA	Nasdaq Global Market
Class B Common	KELYB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2024, Kelly Services, Inc. (the “Company”) announced that Troy R. Anderson has been named Executive Vice President and Chief Financial Officer designate, with a target start date of October 14, 2024. Following an orderly transition of responsibilities, Mr. Anderson will succeed Olivier Thirot, the Company’s current Executive Vice President and Chief Financial Officer, who on July 8, 2024, informed the Company of his intention to retire as an officer of the Company. Upon completion of the transition, Mr. Thirot will continue to serve as a strategic advisor to the Company.

Mr. Anderson, age 57, most recently served since September 2019 as Executive Vice President and Chief Financial Officer of Universal Technical Institute, Inc. (NYSE: UTI), a leading provider of education programs to prepare the workforce in transportation, skilled trades, energy and healthcare. Prior to joining Universal Technical Institute, he was Vice President, Global Finance and Corporate Controller for Conduent, Inc. (Nasdaq: CNDT), a business process services company, since 2017. Previously, Mr. Anderson held senior financial roles at Xerox, Inc., including Senior Vice President and Chief Financial Officer for the Public Sector Industry Services Group and Director of Investor Relations. Mr. Anderson received Bachelor of Science degrees in Accounting and Business Administration with a concentration in Finance from Salisbury University, and a Master of Business Administration with a concentration in Finance from the University of Maryland.

Pursuant to the terms of an employment offer letter provided to Mr. Anderson by the Company (the “Offer Letter”), Mr. Anderson’s annual base salary will be $650,000 and will be reviewed periodically as part of the Company’s compensation review process.

Mr. Anderson will participate in the Company’s Short-Term Incentive Plan (“STIP”) with a target opportunity of 85% of earned annual salary. For 2024, his STIP award will be prorated based on his employment start date. Beginning with the 2025 grant, Mr. Anderson will be eligible for consideration to receive awards under the Company’s Long-Term Incentive Plan (“LTIP”), as granted and approved by the Compensation and Talent Management Committee of the Company’s Board of Directors. The anticipated target award opportunity is 150% of annual salary, with earned performance shares ranging from 0% to 200% of the target award based upon the achievement of LTIP goals.

Mr. Anderson will receive a cash sign-on payment of $750,000 upon beginning his active employment with the Company. The payment will be subject to recovery by the Company if Mr. Anderson voluntarily terminates his employment with the Company or his employment is terminated by the Company for cause (as defined in the Company’s Senior Executive Severance Plan) within two years after his initial employment date.

Upon beginning his active employment with the Company, Mr. Anderson will be granted shares of restricted stock valued at $3,500,000 in accordance with the terms of the Company’s Equity Incentive Plan. The number of restricted shares will be determined based on the closing price of the Company’s Class A common stock as of the grant date. The restricted shares will vest over a two-year period, with one-half of the shares vesting on each anniversary of the grant date.

Mr. Anderson will be entitled to participate in certain other employment benefits available to the Company’s senior executive officers, including relocation assistance, group life and healthcare insurance and participation in the Company’s Management Retirement Plan, a non-qualified defined contribution deferred compensation plan for highly compensated employees.

Mr. Anderson will be subject to the Company’s stock ownership requirements applicable to senior executive officers as well as the Company’s share trading blackout and pre-clearance policies and Incentive Compensation Recovery (“Clawback”) Policy.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter between Kelly Services, Inc. and Troy R. Anderson.*

99.1	Press release dated September 12, 2024 issued by Kelly Services, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Portions of this exhibit have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: September 12, 2024	/s/ Vanessa Peterson Williams
Vanessa Peterson Williams
Senior Vice President, General Counsel and Secretary